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                        [LETTERHEAD OF THE CIT GROUP]

[ARTWORK]                                                  November 11, 1997

GIRGENTI, HUGHES, BUTLER & McDOWELL, INC.
100 Avenue of the Americas
New York, NY 10013-1687

                    ACCOUNTS RECEIVABLE PURCHASE AGREEMENT

Ladies and Gentlemen:

We are pleased to confirm the terms and conditions that are to govern our accounts receivable purchase arrangement with you.

    1. You hereby sell, transfer and assign to us, and we agree to purchase as absolute owner, all of the accounts receivable created by or arising from your sales of goods or rendition of services which are listed on the Schedule attached hereto consisting of 2 pages (herein "Accounts"). All Accounts shall become our property effective this date.

    2. We have given credit approval on all the Accounts, therefore, the entire Credit Risk (customer's failure to pay an invoice in full when due at its maturity because of its financial inability to pay) will be assumed by us on each Account as to which the customer has actually received and finally accepted delivery of the goods or services. Without our prior written consent, you will not change the amount or terms of any Account, or grant any other indulgence with respect thereto.

    3. Your invoices do not bear a notice that the Accounts have been assigned to us. You will give us: copies of all invoices relating to the Accounts; confirmation of the assignment and transfer of Accounts to us; proof of shipment or delivery; reports on collections, credits and deductions; and such other information and/or reports relating to the Accounts and the proceeds thereof, all as we may from time to time request (including without limitation the information and reports set forth in paragraph 5 hereof). We are authorized to regard your printed name or rubber stamp signature on confirmatory schedules of assigned Accounts as the equivalent of a manual signature by one of your authorized officers or agents.

    4. You hereby represent and warrant that: each Account is based on an actual and bona fide sale and delivery of goods or rendition of services in the ordinary course of your business; the goods and inventory sold and the Accounts created are your exclusive property and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than in our favor; your customers have accepted the goods or services and owe and are obligated to

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pay the full amounts stated in the invoices according to their terms, without dispute, offset, deduction, defense or counterclaim; shipment has not been deferred on goods which you have sold and invoiced to a customer (that is, the goods are not "bill and hold"); none of the Accounts arise from sales to consumers of goods to be used for personal, family or household purposes; all Accounts are payable in United States Dollars; any taxes or fees relating to the Accounts or goods are solely your responsibility; and none of the Accounts represent sales to any subsidiary, parent or affiliated company of yours. If there is a breach of any of these representations and warranties, we shall be released from liability for the Credit Risk on all Accounts involved.

     You also warrant and represent that you are a duly organized and validly existing corporation and are qualified in all states where necessary. You agree to maintain such books and records regarding the Accounts and collections thereon as we may request, and you agree that they will reflect our interest in the Accounts and the proceeds thereof. These books and records will be available to us during reasonable business hours, and you agree to furnish us with such other information regarding your business affairs and financial condition, all as we may reasonably request from time to time. You further agree promptly to notify us of any change in your name, place(s) of business or corporate structure.

     You agree to comply with all appropriate laws in order to perfect our interest in the Accounts, and to execute any financing or additional documents as we may request in order to effectuate the foregoing and to carry out this Agreement.

     5. We shall purchase the Accounts for the gross amount of the respective invoices, less factoring fees or commissions (the "Purchase Price of Accounts"). Our purchase of the Accounts shall be reflected on the Statements of Account which we shall render to you. We will pay to you, upon execution and delivery of this Agreement and accompanying documents, a sum equal to eighty per cent (80%) of the Purchase Price of some Accounts*. However, all amounts owing to us by you, including, without limitation, any advances which may be made to you prior to collection and any debit balance in your account with us, shall be payable to us on demand, but, in any event shall automatically be due and payable ninety (90) days from the date of this Agreement.

     For our services hereunder, we shall be entitled to a factoring fee or commission of two per cent (2%) on the gross face amount of all Accounts but, in no event, shall such factoring fee or commission be less than $37,500. The factoring fee or commission shall be due and charged to your account hereunder upon our purchase of the underlying Account.

     At our request, but not more than twice a month, you agree to furnish us with a report of collections of the Accounts, the initial report to cover the period commencing as of this date and ending with collections through the Friday of the week ending immediately prior to the date of the report, and subsequent reports to commence as of the ending date of the previous report through the Friday of the week ending immediately prior to the date of the report. Within ten (10) business days after the end of each month hereafter, you will furnish to us an aged accounts receivable trial balance relating to the Accounts, as of the close of the immediately preceding month, which will include the names and addresses of all of the customers pertaining to the Accounts.


     Within fifteen (15) days after the close of each month, we shall render to you a statement of your account with us showing the accountings for our charges and other transactions between us during that month. Should such statement indicate any debit balance in your account, the amount thereof shall be

------
*30% of others and 0% on the balance as agreed.

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due and payable by you to us promptly upon your receipt of such statement. Our monthly statement of your account with us shall be deemed correct and binding upon you and shall constitute an account stated between us, unless we receive a written statement of your exceptions within thirty (30) days after same is mailed to you.

     6. You will, in your name for our benefit and on our behalf (but at your expense), enforce, collect and receive all amounts owing on the Accounts. The aforesaid privileges shall terminate automatically upon the institution by or against you of any proceeding under any bankruptcy or insolvency law, code or act, or upon the breach by you of any provision of this agreement. Any out-of-pocket collection, legal or litigation expenses incurred or to be incurred by you with respect to Accounts at our Credit Risk may be incurred for our account only if you obtain our prior written consent and approval.

     Any and all checks, cash, notes or other instruments or property received by you with respect to Accounts shall be held by you in trust for us, separate from your own property and funds, and turned over to us, no less than once a week, with proper assignments or endorsements. At our option, this shall be accomplished either by your depositing same in our bank account(s) at such bank or banks as we may from time to time designate to you, or by your instructing all of your customers to remit funds to lock box(es), which lock box(es) shall be maintained at such bank or banks as are acceptable to us, and which shall be under our exclusive control. You shall provide us with copies of the deposit slips for each day's deposits on the next following business day, and on the first business day of each week, you shall provide us with a report of all collections for the preceding week, showing the gross amount of such Accounts and the net amount collected thereon. All amounts received by us in payment of Accounts will be credited to your account immediately upon our receipt thereof, however, we shall debit your account monthly with the cost of five (5) additional business days on all such amounts. No checks, drafts or other instruments received by us shall constitute final payment to us unless and until such instruments have actually cleared and been collected. The aforesaid privilege of collection shall terminate automatically upon the institution by or against you of any proceeding under any bankruptcy or insolvency law, act or code, or upon the breach by you of any provision of this Agreement, or on the termination of this Agreement. If and when no debit balance exists in your factoring account with us, all Obligations have been paid in full and no further Obligations can arise, you may retain the amounts received in payment of Accounts unless such amounts pertain to Accounts which have been matured to us pursuant to Paragraph 9, below.


     We may, at any time, in our discretion, notify any customer that has past due Accounts owing on which we bear any of the Credit Risk, of our interest in the Accounts owing by such customer, instruct such customer to make all payments thereafter directly to us on all Accounts (whether we bear the Credit Risk or not), and otherwise deal with such customer directly in your name or our name in all respects.

     We shall have the right at any time to request verification of balances owing on any and all Accounts owing from a customer, using your name or ours, with the responses directed to an address under our exclusive control.

     7. If monies are owing to you from a customer for both Accounts (on which we bear the Credit Risk) and other accounts receivable (on which we do not bear the Credit Risk), you agree that any payments or recoveries received in respect of any such Accounts or accounts receivable may be applied first to the Accounts (on which we bear the Credit Risk), regardless of any notation or instructions to the contrary on or accompanying payment items or the due dates of such Accounts or accounts receivable, and whether such payments were made in the ordinary course or otherwise.

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    8.  You agree to notify us promptly of any matters affecting the value, enforceability of collectibility of any Account and of all customer disputes, offsets, deductions, defenses, counterclaims, returns and rejections. You agree to issue credit memoranda promptly (with duplicates to us) upon accepting returns or granting allowances. We shall cooperate and assist you in the adjustment of any such customer disputes, but we may at any time charge your account with the amount of (and such charge shall constitute a repurchase of such items by you from us): (a) each Account with respect to which any alleged customer dispute, offset, deduction, defense, or counterclaim is asserted or which is not paid in full at maturity for any reason other than Credit Risk (including, but not limited to, non-payment due to acts of God, civil strife, war and the like); (b) any Account as to which there is any breach of any warranty; and (c) any Account on which you have not made a collection effort satisfactory to us. You may tender to us Accounts which are satisfactory to us, in substitution of charged back Accounts. If no such satisfactory Accounts are tendered you will pay us, on demand, the portion of the purchase price which pertains to such charged back Accounts. Furthermore, we shall be released from liability for all Credit Risks if you do not: (x) pay any commissions, interest or other amounts owing to us pursuant to this Agreement within fifteen (15) days of the due date thereof; or (y) provide us with any aged trial balance or collection report within fifteen (15) days of the date on which it is to be delivered to us pursuant to paragraph 5 above.

    9. You agree to submit to us your written request for adjustment of past due receivables asking us to mature invoices at our Credit Risk no later than ninety (90) days after the longest maturity date of the invoice. The amount of Net Sales for any Account at our Credit Risk and as to which you have duly given us such a written request and which remains unpaid at its maturity (based on its longest optional terms) solely due to Credit Risk, will be deemed collected and will be credited to your account with us as of the earlier of the following dates:

                   (a) as of the date of the Account's longest maturity, if such customer makes an assignment for the benefit of its creditors, or calls a formal meeting of its creditors; or if any proceeding or petition is instituted or filed by or against such customer for relief under any federal or state bankruptcy or insolvency law, act or code; or if a receiver or trustee is appointed for all of the assets of the customer; or

                   (b) as of the last day of the third month following its longest maturity date, if such Account remains unpaid as of said date without the happening of any of the events specified in (a) hereinabove.

As to all such Accounts which you are maturing, you shall furnish us with an assignment in form acceptable to us, true copies of the invoices, the original proofs of delivery, a written report of the efforts made by you to effect collection thereof and confirmation of your prior notification to us of a collectibility problem, pursuant to paragraph 8 hereof. Should it subsequently be determined that any such Account remained unpaid due to any reason other than Credit Risk, we shall have the right to reverse said credit and to charge your account accordingly.

     10. We shall have the right to bring suit, in your name or ours, and generally shall have all other rights respecting Accounts which are past due, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in your name or ours. We may endorse or sign your name or ours on any checks or other instruments with respect to Accounts or the goods covered thereby. Any and all returned, reclaimed or repossessed inventory and goods relating to Accounts shall be set aside by you, marked with

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our name and held by you in trust for us as owner, and for our account. Further, you shall promptly notify us of the receipt of all such inventory and goods and, at our direction, deliver the same to us or sell the same for our account and remit the full proceeds to us.

     You agree to make your records, files and books of account available to us on request, and to allow us to visit your premises during normal business hours to examine such records, files and books of account and to make copies or extracts thereof, and to allow us to conduct such examinations as we deem reasonably necessary. We shall be entitled to charge your account the sum of $750 per day for each examiner involved in such examination.

     11. Interest on any debit balance in your account with us (including the advance of the purchase price as set forth above) shall be calculated at the rate of ten percent (10%) per annum, based on the eight and one-half percent (8.5%) per annum "Chase Rate" as of November 1, 1997. The Chase Rate is the rate of interest publicly announced by The Chase Manhattan Bank in New York, New York from time to time as its Prime Rate. (The Prime Rate is not intended to be the lowest rate of interest charged by The Chase Manhattan Bank to its borrowers.) In the event of any change in the aforesaid Chase Rate, the rate of interest hereunder shall change 1/4 of 1% for each 1/4 of 1% change in the Chase
Rate, as of the first of the month following any such change. Interest shall be calculated based on a 360 day year.

     12. We have mutually agreed to charge you a reasonable facility initialization and documentation fee (legal) of not more that $7,500 for the initial setup and implementation of your account with us. This facility initialization fee shall be in addition to any other fees or commissions under this Agreement, and shall be charged to your account as of the date hereof.

     13. In addition to the sale of Accounts hereunder, and without the necessity of any further formality, writing or evidence, you hereby transfer and assign to us and grant us a security interest in all of your right, title and interest in and to all of your now existing and future: (a) accounts receivable (whether or not the same constitute Accounts purchased by us hereunder), together with related instruments, documents, chattel paper, general intangibles, and any and all other forms of obligations, related to the accounts receivable, owing to you; (b) unpaid seller's rights relating to any of the foregoing or arising therefrom; (c) rights to any goods represented by any of the foregoing; (d) reserves and credit balances arising hereunder; (e) guarantees for any of the foregoing (including, without limitation, rights under any letters of credit or other credit enhancements in your favor); (f) rights relating to any of the foregoing; (g) cash and non-cash proceeds of any and all of the foregoing; and (i) Books and Records (as defined above in paragraph 10) evidencing or pertaining to any of the foregoing. (It is understood that we shall have no obligation to perform in any respect, any contracts relating to any Accounts.)

You shall comply with the requirements of all applicable laws to perfect our security interest in collateral granted to us hereunder, and execute such financing statements and other documents as we may require to effectuate the foregoing and implement this Agreement. To the extent permitted by applicable law, you hereby authorize us to sign your name on your behalf on financing statements covering the collateral and to file financing statements without your signature in order to perfect or maintain our security interest in the collateral. The security interest granted herein will terminate if and when no debit balance exists in your factoring account with us, all Obligations have been paid in full and no further Obligations can arise.

     14. The security interest granted hereunder, and any lien or security interest that we may have in any of your other assets or property, shall secure the payment and performance of all of your now existing and future indebtedness and obligations to us, whether absolute or contingent, and whether arising hereunder or

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under any other agreement or arrangement between us, or by operation of law or otherwise, including, without limitation, indebtedness for goods and services purchased by you from any party whose accounts receivable are factored or financed by us, and indebtedness arising under any guaranty, credit enhancement or other credit support executed by you in our favor (herein "Obligations"). Any reserves or balances to your credit and any other property or assets of yours in our possession shall constitute security for any and all Obligations. We may, in our discretion, debit your account at any time with the amount of any and all Obligations.

     15. An "Event of Default" shall be deemed to have occurred under this Agreement upon: (a) the cessation of your business or the calling of a meeting of your creditors; (b) your failure to meet your debts as they mature; (c) the commencement by or against you of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law; (d) breach by you of any representation, warranty or covenant contained herein; or (e) your failure to pay any Obligation when due.

     Upon and after the occurrence of an Event of Default, this Agreement may be terminated by us immediately at any time, without notice to you, and all Obligations shall, at our option and without notice or demand of any kind (all of which you hereby expressly waive), become due and payable immediately. Further, we may remove, from any premises where the same may be located, any and all documents, instruments, Books and Records (and any receptacles or cabinets containing the same) pertaining to the Accounts or other collateral hereunder and/or we may use (at your expense) such of your personnel, supplies and space at your place of business or elsewhere, as may be necessary to properly administer and enforce our rights in the Accounts and any other collateral hereunder, and to facilitate the collection thereof and realization thereon. We may sell, assign or otherwise dispose of any returned, reclaimed or repossessed inventory, goods or other property relating thereto, whether held by you or by us, at public or private sale, for cash, on credit or otherwise, at such price and on such terms as we in our sole option and discretion may determine, and we may bid or become purchasers at any such sale, or acquire an interest in or dispose of said property. You hereby acknowledge that you have no right to notice, or to an accounting or right of redemption with respect to any such sale or other disposition of the aforesaid Accounts or aforesaid goods. With respect to any other property or collateral in which we have a security interest, we shall have all of the rights and remedies of a secured party under Article 9 of the Uniform Commercial Code. If notice of intended disposition of any of said property or collateral is required by law, it is agreed that five (5) days notice shall constitute reasonable notice. The net cash proceeds resulting from the exercise of any of the foregoing rights, after deducting all charges, costs and expenses (including reasonable attorneys' fees) shall be applied by us to the payment or satisfaction of the Obligations, whether due or to become due, in such order as we may elect, and you shall remain liable to us for any deficiencies.

     16. This constitutes the entire agreement between us; supersedes any prior oral or written agreements or understandings; can be changed only by a writing signed by both of us; and shall bind and benefit each of us and our respective successors and assigns. Our failure or delay to exercise any right hereunder shall not constitute a waiver thereof, nor bar us from exercising any of our rights at any time; nor shall any course of dealing between us change or modify this Agreement. The validity, interpretation and enforcement of this Agreement shall be governed by the laws of the State of New York.

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 17. We each hereby waive any right to a trial by jury in any action or proceeding arising out of this arrangement, or any other agreement or transactions between us.

 If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the original and one copy of this Agreement. This Agreement shall take effect as of the date set forth above, after being accepted below by one of our officers in New York, N.Y., after which, we shall forward your copy to you with signatures completed for your files.

                                       Very truly yours,

                                       THE CIT GROUP/COMMERCIAL SERVICES, INC.


                                       By  /s/ Terry S. Schwartz
                                          ----------------------------------
                                            Name:  Terry S. Schwartz
                                            Title: Vice President

Read and Agreed to:

GIRGENTI, HUGHES,
BUTLER & McDOWELL, INC.

By /s/ George Lefeber
   -----------------------------
    Name:  George Lefeber
    Title: Vice President of Finance


                                       Accepted at New York, N.Y.

                                       THE CIT GROUP/COMMERCIAL SERVICES, INC.


                                       By /s/ Anthony F. Lombardi
                                          ----------------------------------
                                            Name:  Anthony F. Lombardi
                                            Title: Senior Vice President